OGE ENERGY CORP.

Proxy Statement
and
Notice of Annual Meeting

May 16, 2002

OGE ENERGY CORP.
[LOGO]

CONTENTS

                                              Page
Chairman's Letter                               1   Notice of Annual Meeting
                                                    of Shareowners
Notice of Annual Meeting                        2   and Proxy Statement

Proxy Statement                                 3
                                                    Thursday, May 16, 2002, at 10:00 a.m.
  Proposal No. 1 - Election of Directors        4
                                                    Omniplex
  Report of Audit Committee                     9   2100 Northeast 52nd Street
                                                    Oklahoma City, Oklahoma
  Executive Officers' Compensation             10

  Report of Compensation                       10
    Committee on Executive
      Compensation

  Summary Compensation Table                   14

  Pension Plan Table                           16

  Change of Control Arrangements               17

  Company Stock Performance                    18

  Security Ownership                           19

  Section 16(a) Beneficial                     19
    Ownership Reporting Compliance

  Relationship with Independent                20
    Public Accountants

  Shareowner Proposals                         20

  Map                                          20

                                       i

OGE ENERGY CORP.

April 4, 2002

Dear Shareowner:

          You are cordially invited to attend the annual meeting of OGE Energy Corp. at 10:00 a.m. on Thursday, May 16, 2002, at the Omniplex, 2100 Northeast 52nd Street, Oklahoma City, Oklahoma.

          The matters to be voted on at the meeting are described in the Notice of Annual Meeting of Shareowners and Proxy Statement on the following pages.

          Even though you may own only a few shares, your proxy is important in making up the total number of shares necessary to hold the meeting. Whether or not you plan to attend the meeting, please vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. Again this year, in addition to telephone voting, you also have the option of voting by the Internet. Instructions are included on the proxy card. Your vote will be appreciated.

          If you arrive before the meeting, you will have the opportunity to visit informally with the management of your Company. In addition to the business portion of the meeting, there will be reports on our current operations and outlook.

          Your continued interest in the Company is most encouraging and, on behalf of the Board of Directors and employees, I want to express our gratitude for your confidence and support.

                                                                                                  Very truly yours,

                                                                                                  Steven E. Moore
                                                                                                  Chairman of the Board, President
                                                                                                  and Chief Executive Officer

Notice of Annual Meeting
of Shareowners

          The Annual Meeting of Shareowners of OGE Energy Corp. will be held on Thursday, May 16, 2002, at 10:00 a.m. at the Omniplex, 2100 Northeast 52nd Street, Oklahoma City, Oklahoma, for the following purposes:

          (1)  To elect three directors to serve for a three-year term; and

          (2)  To transact such other business as may properly come before the meeting.

The map on page 20 will assist you in locating the Omniplex.

          Shareowners who owned stock on March 18, 2002, are entitled to notice of and to vote at this meeting or any adjournment of the meeting. A list of such shareowners will be available, as required by law, at our principal offices at 321 N. Harvey, Oklahoma City, Oklahoma 73102.

Irma B. Elliott
                     Vice President and Secretary

Dated: April 4, 2002

IMPORTANT — YOUR PROXY CARD IS ENCLOSED IN THIS ENVELOPE

          To assure your representation at the meeting, please vote your shares by the Internet, by telephone or by signing, dating and returning the proxy card promptly in the enclosed envelope. No postage is required for mailing in the United States. If your shares are held in the name of a broker, trust, bank or other nominee and you plan to attend the meeting and vote your shares in person, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Proxy Statement

April 4, 2002

Introduction

          The Annual Meeting of Shareowners of OGE Energy Corp. (the "Company") will be held at the Omniplex, 2100 Northeast 52nd Street, Oklahoma City, Oklahoma, on May 16, 2002, at 10:00 a.m. For the convenience of those shareowners who may attend the meeting, a map is printed on page 20 that gives directions to the Omniplex. At the meeting, it is intended that the first item in the accompanying notice will be presented for action by the owners of the Company's Common Stock. The Board of Directors does not now know of any other matters to be presented at the meeting, but, if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

          Your Board of Directors is sending you this proxy statement in connection with the solicitation of your proxy for use at the Annual Meeting. When you vote by Internet, by telephone or by mail, you appoint Steven E. Moore, Herbert H. Champlin, and H. L. Hembree, III as your representatives at the Annual Meeting. Messrs. Moore, Champlin, and Hembree will vote your shares, as you have instructed them, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance of the meeting, just in case your plans change.

          If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Moore, Champlin and Hembree will vote your shares, under your proxy, in accordance with their best judgment.

Voting Procedures; Revocation of Proxy

          You may vote by mail, by telephone, by Internet, or in person. To vote by mail, simply complete and sign the proxy card and mail it in the enclosed, prepaid and preaddressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the three named nominees.

          Shareowners of record also may vote by the Internet or by using the toll-free number listed on the proxy card. Telephone and Internet voting also is available to shareowners who hold their shares in the Dividend Reinvestment and Stock Purchase Plan and the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan (the "Retirement Savings Plan"). The telephone voting and Internet voting procedure is designed to verify shareowners through use of a Control Number that is provided on each proxy card. This procedure allows you to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone or by the Internet, you do not have to mail in your proxy card. Please see your proxy card for specific instructions.

          If you wish to vote in person, we will pass out written ballots at the meeting. If you hold your shares in street name (i.e., they are held by your broker in an account for you), you must request a legal proxy from your broker in order to vote at the meeting.

          If you change your mind after voting your proxy, you can revoke your proxy and change your vote at any time before the polls close at the meeting. You can revoke your proxy by either signing another proxy with a later date, by voting by Internet, by telephone or by voting at the meeting. Alternatively, you may provide a written statement to the Company (attention Irma B. Elliott, Vice President and Corporate Secretary) of your intention to revoke your proxy.

Record Date; Number of Votes

          If you owned shares of our Common Stock at the close of business on March 18, 2002, you are entitled to one vote per share upon each matter presented at the meeting.

          On March 1, 2002, there were 77,991,713 shares of Common Stock outstanding. The Company does not have any other outstanding class of voting stock. No person holds of record or, to our knowledge, beneficially owns more than 5% of our Common Stock.

Expenses of Proxy Solicitation

          We will pay all costs associated with preparing, assembling and mailing the proxy cards and proxy statements. We also will reimburse brokers, nominees, fiduciaries and other custodians for their expenses in forwarding proxy materials to shareowners. Officers and other employees of the Company may solicit proxies by mail, personal interview, telephone and/or telegraph. In addition, we have retained Mellon Investor Services to assist in the solicitation of proxies, at a fee of approximately $7,500 plus associated costs and expenses. Our employees will not receive any additional compensation for soliciting proxies.

Mailing of Proxy Statement and Annual Report

          This proxy statement and the enclosed proxy were mailed on or about April 4, 2002. Appendix A to this proxy statement has our audited financial statements and management's discussion and analysis of results of operations and financial condition. This Appendix A, and our Summary Annual Report which contains Mr. Moore's letter to shareowners, condensed financial statements and a summary discussion of results of operations was mailed with this proxy statement on or about April 4, 2002, to all of our shareowners who owned stock on March 18, 2002.

Voting Under Plans

          If you are a participant in our Dividend Reinvestment and Stock Purchase Plan (DRIP), your proxy will represent the shares held on your behalf under the DRIP and such shares will be voted in accordance with the instructions on your proxy. If you do not vote your proxy, your shares in the DRIP will not be voted.

          If you are a participant in our Retirement Savings Plan, you will receive a voting directive for shares allocated to your account. The trustee will vote these shares as instructed by you in your voting directive. If you do not return your voting directive, the trustee will vote your allocated shares in the same proportion that all plan shares are voted.

Voting of Shares Held in Street Name by
Your Broker

          Brokerage firms have authority under New York Stock Exchange Rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm, however, cannot vote customers' shares on non-routine matters. Accordingly, these shares (sometimes referred to as broker non-votes) are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

          The Board of Directors of the Company presently consists of nine members. The directors are classified into three groups. One class of directors is elected at each year's Annual Meeting for a three-year term and to continue in office until their successors are elected and qualified. The following three persons are the nominees of the Board to be elected for such three-year term at the Annual Meeting to be held on May 16, 2002: Mr. Herbert H. Champlin, Mrs. Martha W. Griffin, and Dr. Ronald H. White. Each of these individuals is currently a director of the Company whose term as a director is scheduled to expire at the Annual Meeting. Each director serves according to the Company's retirement policy for directors. Under the policy, directors are to retire upon completion of their term after reaching age 70.

          The enclosed proxy, unless otherwise specified, will be voted in favor of the election as directors of the previously listed three nominees. The Board of Directors does not know of any nominee who will be unable to serve, but if any of them should be unable to serve, the proxy holder may vote for a substitute nominee. No nominee or director owns more than .47% of any class of voting securities of the Company.

          For the nominees described herein to be elected as directors, they must receive a majority of the votes of shares of Common Stock present in person or by proxy and entitled to vote. Withholding authority is treated as a vote against.

          Each director of the Company during 2001 was also a director of the Company's principal subsidiary, Oklahoma Gas and Electric Company ("OG&E"). The Company became the parent company of OG&E pursuant to a corporate reorganization, effective December 31, 1996.

INFORMATION ABOUT DIRECTORS AND NOMINEES

          The following contains certain information as of March 1, 2002, concerning the three nominees for directors, as well as the directors whose terms of office extend beyond the Annual Meeting on May 16, 2002.

Nominees For Election For Term Expiring at 2005 Annual Meeting of Shareowners

          HERBERT H. CHAMPLIN, 64, is  President of Champlin
Exploration, Inc., an independent oil producer, and Chairman of Enid Data Systems,  computer  marketers,  both located in
Enid,  Oklahoma.  Mr.  Champlin  has been a director  of the
Company  since  December 31, 1996,  and of  OG&E since 1982,       [PHOTO]
and is a member of the audit and compensation  committees of the Board.  Mr.Champlin also was engaged  separately  during
2001 as a part of his principal business  occupation  in the petroleum industry and had interests in  oil  and  gas wells

        MARTHA W. GRIFFIN, 67, owner of Martha Griffin White
Enterprises,  is presently  engaged in the management of her personal  investments,  the operation of a ranch and various civic activities. Prior to September 30, 1994, she served as
Chairman of the Board of Griffin  Television,  Inc., located        [PHOTO]
in Oklahoma  City,  Oklahoma,  and  Chairman of the Board of
Griffin Food Company (a  subsidiary  of Griffin  Television,
Inc.). Mrs. Griffin has been a director of the Company since
December  31, 1996,   and   of   OG&E   since 1987,  and  is
chairman of the  nominating  committee and a  member of  the compensation committee of the Board.

                 RONALD H. WHITE, M.D., 65, is a  practicing
cardiologist and is President and Chief Executive Officer of
Cardiology,  Inc. in Oklahoma  City. He serves as President,
Partner and Director of Oklahoma Cardiovascular  Associates,
and a member  of the Board of  Managers  of  Oklahoma  Heart        [PHOTO]
Hospital.  He was a member  of the Board of  Regents  of the
University  of Oklahoma  for 14 years.  Dr. White has been a director of the  Company  since  December 31, 1996,  and  of
OG&E  since   1989,  and  is  a  member  of  the  audit  and
nominating committees of the Board.

Directors Whose Terms Expire at 2004 Annual Meeting of Shareowners

        LUKE R. CORBETT, 55, is Chairman and Chief Executive
Officer of Kerr-McGee  Corporation,  which is engaged in oil and gas exploration and production and chemical  operations.
He has been employed by Kerr-McGee Corporation for more than
16 years,  having  served as  Chairman  and Chief  Executive
Officer since 1997;  President and Chief  Operating  Officer        [PHOTO]
from 1995 to 1997;  and Group  Vice  President  from 1992 to
1995.  Mr.  Corbett  also serves as a member of the Board of
Directors of BOK Financial  Corporation,  and Noble Drilling
Corporation.  Mr. Corbett has been a director of the Company
since  December 31, 1996,  and of  OG&E   since  December 1,
1996, and is chairman of the compensation committee and is a member of the audit committee of the Board.

       ROBERT KELLEY, 56, is President of Kellco Investments
Inc., a private investment company. Prior to May 1, 2001, he served as Chairman of the Board of Noble  Affiliates,  Inc.,
an   independent   energy  company  with   exploration   and
production operations in the United States and international operations in China, Equador, Equatorial Guinea and the U.K.
sector of the North  Sea.  Prior to  October 2, 2000 he also
served as  President  and Chief  Executive  Officer of Noble        [PHOTO]
Affiliates, Inc. and of its three subsidiaries:  Samedan Oil
Corporation,  Noble Gas Marketing  Inc.,  and Noble Trading,
Inc.  Mr.  Kelley  also  serves  as a member of the Board of
Directors  of Prize  Energy  Corp.,  Continental  Resources,
Inc., and Lone Star Technologies, Inc. Mr. Kelley has been a director of the  Company  since  December 31, 1996,  and  of
OG&E  since  January  17,  1996,  and  is  chairman  of  the audit committee and a member of  the compensation  committee of the Board.

       J. D. WILLIAMS, 64, is founder and a former member of
Williams & Jenson,  P.C., a  law  firm in  Washington, D. C.
He  continues  to  practice  law  and is involved in various        [PHOTO]
civic and related matters.  Mr. Williams has been a director of the Company since  January 2001, and is a  member  of the audit and nominating committees of the Board.

Directors Whose Terms Expire at 2003 Annual Meeting of Shareowners

           WILLIAM E. DURRETT, 71, is Senior Chairman of the
Board of American Fidelity Corporation, an insurance holding company and  Chairman of North  American  Insurance  Agency,
Inc.  From May  1998 to  October  1999,  he also  served  as
President  and Chief  Executive  Officer  of North  American
Insurance  Agency,  Inc.  From  November  1989 to 1998,  Mr.
Durrett  served as Chairman,  President and Chief  Executive
Officer of American Fidelity Corporation.  He also serves as        [PHOTO]
a member of the Boards and holds various executive positions
in  numerous  other   subsidiaries   of  American   Fidelity
Corporation.  He also serves as a director of BOK  Financial
Corporation  and is past  Chairman  of the Board of Integris
Health. Mr. Durrett has been a director of the Company since
December  31, 1996,  and  of  OG&E since March 1991,  and is a member of the  audit  and compensation  committees  of the
Board.

        H. L. Hembree, III, 70, is Managing Partner of Sugar
Hill  Partners,  a family  partnership  engaged in trucking,
tire   remanufacturing,   agriculture   and   oil   and  gas
exploration, located in Fort Smith, Arkansas. Prior to 1998,        [PHOTO]
he was  Chairman of the  Executive  Committee  of  Merchants
National Bank, Fort Smith,  Arkansas. He has been a director
of   the  Company  since  December 31, 1996,  and  of   OG&E
since  1985,  and  is  a  member  of  the  compensation  and nominating committees of the Board.

       STEVEN E. MOORE, 55, is Chairman, President and Chief
Executive   Officer  of  the  Company  and of  OG&E,  having
been appointed to such positions with the Company  effective
December 31, 1996.  Mr. Moore  was  appointed  President  of
OG&E  in  August 1995,  and as Chief  Executive  Officer and
Chairman  of   OG&E  in  May 1996.   Mr.  Moore   has   been        [PHOTO]
employed   by   OG&E   for  more   than  27   years,  having
previously served as Senior Vice President of Law and Public
Affairs.   He also  serves  as a director of  BOK  Financial
Corporation,  INTEGRIS  Health,  and  has  served  on   many
industry-wide committees in the  electric utility  industry.
Mr. Moore has been a director of the Company since 1996  and of OG&E since October 1995.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

          Each member of our Board of Directors was also a director of OG&E during 2001. The Board of Directors of the Company met on 6 occasions during 2001 and the Board of Directors of OG&E met on 5 occasions during 2001. Each director attended at least 80% of the total number of meetings of the Boards of Directors and the committees of the Boards on which he or she served, except Mr. Hembree and Dr. White who attended 73% and 70% respectively.

          Committees.   The committees of the Company's Board of Directors include a compensation committee, an audit committee and a nominating committee. The Directors who are members of the various committees of the Company serve in the same capacity for purposes of the OG&E Board.

The members of the committees during 2001, and the duties and responsibilities of the committees are described below.

Name of Committee              Functions of the                       Number of
   and Members                    Committee                        Meetings in 2001

Compensation Committee:     Oversees                                       3
  Herbert H. Champlin       o compensation of principal
  Luke R. Corbett*              officers
  William E. Durrett        o salary policy
  Martha W. Griffin         o benefit programs
  H. L. Hembree, III        o compensation for outside
  Robert Kelley                 directors
                            o future objectives and goals of
                                the Company

Audit Committee:            Oversees financial reporting process           2
  Herbert H. Champlin       o evaluate performance of independent
  Luke R. Corbett               auditors
  William E. Durrett        o review and recommend selection of
  Robert Kelley*                independent auditors
  Ronald H. White           o discuss with internal and independent
  J.D. Williams                 auditors scope and plans for audits,
                                adequacy and effectiveness of
                                accounting and financial controls, and
                                results of their examinations
                            o review interim financial statements and
                                annual financial statements to be
                                included in Form 10-K

Nominating Committee:       Reviews and recommends                         3
  Martha W. Griffin*        o nominees for election as
  H.L. Hembree, III             directors
  Ronald H. White           o membership of director
  J.D. Williams                 committees

* Chairperson

          Shareowner Nominations for Directors.  It is expected that the nominating committee will consider nominees recommended by shareowners in accordance with our By-laws. Our By-laws provide that if you intend to nominate director candidates for election at an Annual Meeting of Shareowners you must deliver written notice to the Corporate Secretary not later than 90 days in advance of the meeting. The notice must set forth certain information concerning you and the nominee(s), including each nominee's name and address, a representation that you are entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in your notice, a description of all arrangements or understandings between you and each nominee and any other person pursuant to which the nomination or nominations are to be made by you, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) and the consent of each nominee to serve as a director if so elected. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          Director Compensation.  Compensation of non-officer directors of the Company during 2001 consisted of an annual retainer fee of $39,500, of which $2,000 was payable monthly in cash (the same amount that has been paid monthly since August 1994) and $15,500 was deposited in the director's account under the Directors' Deferred Compensation Plan and converted to 708.742 common stock units based on the closing price of the Company's Common Stock on December 1, 2001. Each non-officer director also received a grant during the first quarter of 2001 of stock options to purchase 1,000 shares of the Company's common stock at an exercise price equal to the fair market value at the date of the grant. The options were granted at the same time and on the same terms as the grant to executive officers. The options have a 10 year term and vest over three years, with one-third of the options becoming exercisable at the end of each year. In addition, all non-officer directors received $1,000 for each Board meeting and $1,000 for each committee meeting attended. These amounts represent the total fees paid to directors in their capacities as directors of the Company and OG&E.

          Under the Directors' Deferred Compensation Plan, non-officer directors may defer payment of all or part of their attendance fees and the cash portion of their annual retainer fee, which deferred amounts are credited to their account on the date the deferred amounts otherwise would have been paid.

          Amounts credited to the accounts are assumed to be invested in one or more of the investment options permitted under the Plan. During 2001, those investment options included a Company Common Stock fund, whose value was determined based on the stock price of the Company's Common Stock, a money market fund, a bond fund and several stock funds.

          When an individual ceases to be a director of the Company, all amounts credited under the Plan are paid in cash in a lump sum or installments. As an alternative to these investment options, prior to January 1, 2000, a non-officer director could elect to have all or any deferred portion of the attendance fees and the cash portion of the annual retainer fee applied to purchase life insurance for the director. Any deferred attendance or retainer fees used to purchase life insurance may not be transferred to other investment options.

          Historically, for those directors who retired from the Board of Directors after 10 years or more of service, the Company and OG&E continued to pay their annual cash retainer until their death. In November 1997, the Board eliminated this retirement policy for directors. Directors who retired prior to November 1997, however, will continue to receive benefits under the former policy.

REPORT OF AUDIT COMMITTEE

          The Audit Committee of the Board of Directors of the Company (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

          The Audit Committee has six members, none of whom has any relationship to the Company that interferes with the exercise of his or her independence from management and the Company, and each of whom qualifies as independent under the standards used by the New York Stock Exchange, where the CompanyOs shares are listed. The Audit Committee operates under a written charter that has been approved by the Board of Directors. The Audit Committee annually reviews and reasseses the adequacy of its charter. Among other things, the charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements.

          In fulfilling its oversight responsibilities regarding the 2001 financial statements, the Audit Committee reviewed with Company management the audited financial statements contained in our Annual Report. The Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          The Audit Committee also reviewed the 2001 financial statements with the Company's independent auditors. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Our review with the independent auditors included a discussion of the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures received by the Audit Committee in accordance with the requirements of the Independence Standards Board.

          The Audit Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits for 2002. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during 2001 and the Chairman of the Audit Committee met with the auditors by telephone on a quarterly basis to discuss the Company's quarterly financial statements.

Fees For Independent Auditors

          During 2001, the Company retained its principal independent public accountants, Arthur Andersen, to provide services in the following categories and amounts:

Audit Fees                                    $     461,749
Financial Information Systems Design
  and Implementation Fees                     $           0
All Other Fees1                               $   1,752,673

The Audit Committee has considered whether the provision of non-audit services by the Company's principal independent public accountants is compatible with maintaining auditor independence.

          In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board selected in September 2001 Arthur Andersen as the Company's independent auditors for 2002. The Audit Committee reviewed and is continuing to review the impact of recent litigation and the criminal indictment against Arthur Andersen. The Board of Directors and the Audit Committee in their discretion may change the selection of the independent auditors at any time during the year if they determine that such change would be in the best interest of the Company and its shareholders.

Audit Committee

Robert Kelley, Chairman
Herbert H. Champlin, member
Luke R. Corbett, member
William E. Durrett, member
Ronald H. White, member
J.D. Williams, member

         1 Other Fees include, among other things, tax consulting and compliance, accounting work related to financings, and benefit plan audits. EXECUTIVE OFFICERS' COMPENSATION

          The Compensation Committee of the Board of Directors of the Company (the "Committee") administers our executive compensation program. The Committee's report on compensation paid to executive officers during 2001 is set forth below.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General.  The primary goals of the Committee in setting executive compensation in 2001 were: (i) to provide a competitive compensation package that would enable us to attract and retain key executives and (ii) to align the interests of our executives with those of our shareowners and also with our performance.

          Compensation to our executive officers in 2001 was comprised primarily of salary, annual awards under our Annual Incentive Compensation Plan and long-term awards under our Stock Incentive Plan.

          In an effort to ensure the continued competitiveness of our executive compensation policies, the Committee in 2001 continued to use as a guideline in setting base salaries the average of the compensation paid to similar executives within the approximately 93 electric services organizations included in the Energy Services Industry Compensation Survey (the "Electric Holding Company Survey Group"), with the exception of the base salary of Roger Farrell, the President and Chief Executive Officer of the Company's subsidiary, Enogex Inc. The guideline used in setting Mr. Farrell's base salary was the average of the salaries paid to similar executives at eleven natural gas gathering and distribution companies (the "Enogex Survey Group"), which included companies that, like Enogex, are engaged in the gathering, processing, transportation and marketing of natural gas and similar activities. In making long-term and annual incentive awards, the Committee considered not only awards paid to comparable executives in the 50th percentile of the Electric Holding Company Survey Group and Enogex Survey Group, but also awards made to similar executives at approximately the 25th percentile of the awards made to similar executives in the Towers Perrin General Industry Compensation Data Bases1 (the "General Industry Survey Group"), which as the name implies includes companies from other industries, not just utility companies. All compensation data from these surveys was size-adjusted so that it would compare to the Company's or Enogex's revenues, as appropriate.

1      The companies in the Electric Holding Company Survey Group, Enogex Survey Group and General Industry
       Survey Group are not the same as the utilities in the Dow Jones Electric Index utilized in the Stock
       Performance Graph on page 18.  The Electric Holding Company Survey Group, Enogex Survey Group and
       General Industry Survey Group were selected by Towers Perrin, the Company's compensation consultants, and, in the judgment of the Committee, are appropriate peer groups to use for compensation purposes.

          The annual and long-term incentive portions of an executive's compensation are intended to achieve the Committee's goal of aligning an executive's interests with our shareowners' and with our performance. These portions of an executive's compensation are placed at risk and are linked to the accomplishment of specific results that are designed to benefit our shareowners and the Company, both in the long and short term. As a result, during years of excellent performance, executives are provided the opportunity to earn a highly competitive level of compensation and, conversely, in years of below-average performance, their compensation may be below competitive levels. Generally, higher level executive officers have a greater level of their compensation placed at risk.

          A Federal tax law currently limits our ability to deduct an executive's compensation in excess of $1,000,000 unless such compensation qualifies as "performance based compensation" or certain other exceptions are met. This law did not impact us in 2001. The Committee has continued to analyze the structure of its salary and various compensation programs in light of this law. The Committee's present intent is to take appropriate steps to ensure the continued deductibility of its executive compensation. For this reason, the Committee and the Board of Directors recommended, and the shareowners approved, the Stock Incentive Plan and a new Annual Incentive Plan at the 1998 Annual Meeting so that certain compensation payable thereunder would qualify for the "performance based compensation" exception to the $1,000,000 deduction limit and thereby continue to be deductible by the Company.

          Base Salary. The base salaries for our executive officers in 2001 were designed to be competitive with the Electric Holding Company Survey Group (other than the base salary of Roger Farrell, which was designed to be competitive with the Enogex Survey Group) and generally approximated the salary at the 50th percentile of the range for comparable executives employed by companies in such survey group. Actual base salaries were determined based on individual performance and experience. The salaries of executive officers for 2001 were determined in November 2000, with an effective date of January 1, 2001 and were subject to adjustment during the year if an individual's duties and responsibilities changed. The 2001 base salary amounts for the most highly compensated executive officers are shown in the salary column of the Summary Compensation Table on page 14.

          Annual Incentive Compensation Plan. Awards with respect to 2001 performance were made under the Annual Incentive Compensation Plan to 70 employees, including all executive officers. The Plan was designed to provide key management personnel with annual incentive awards, the payment of which is tied to the achievement of specified Company objectives. Payouts of the award were in cash and were dependent entirely on the achievement of the corporate goals that were established by the Committee in January 2001.

          For Messrs. Moore and Strecker, the two most senior executive officers of the Company, the corporate goals were based: (i) 50% on a Company consolidated earnings per share target established by the Committee, (ii) 25% on a combined operating and maintenance expense and capital expenditure target for OG&E established by the Committee, and (iii) 25% on a combined earnings before interest ("EBIT") target established by the Committee for OG&E's power supply business unit, Enogex and Enogex's subsidiaries. For other executive officers, such as Mr. Hatfield, who do not direct a specific business operating unit, the corporate goals were based: (i) 45% on the earnings target described above, (ii) 22.5% on the operating and maintenance expense and capital expenditure target described above, (iii) 22.5% on the EBIT target described above, and (iv) 10% on the performance of all other corporate goals established by the Committee for participants in the Plan. For executive officers who did direct a specific business operating unit, the corporate goals were based: (i) 45% on the earnings target described above, (ii) either 45% on the operating and maintenance expense and capital expenditure target described above or 30% on the EBIT target described above and 15% on a combined return on invested capital ("ROIC") target for OG&E's power supply business unit, Enogex and Enogex's subsidiaries, and (iii) 10% on specific corporate goals established by the Committee for the business unit (including, such items as safety, customer satisfaction and power plant availability).

          The amount of the award for each executive officer was expressed as a percentage of base salary (the "targeted amount"), with the officer having the ability, depending upon achievement of the corporate goals, to receive from 0% to 150% of such targeted amount. For 2001, the targeted amount ranged from 25% to 60% of base salary and approximated the 50th percentile of the level of such awards granted to comparable executives employed by companies in the Electric Holding Company Survey Group.

          The percentage of the targeted amount that an officer ultimately received based on corporate performance was subject to being decreased, but not increased, at the discretion of the Committee. For 2001, earnings per share, operating and maintenance expense, EBIT and ROIC did not meet the minimum level of performance established by the Committee for a payout. Corporate performance of certain of the remaining specific corporate goals for business units exceeded the minimum levels of achievement established by the Committee and resulted in total payouts under the Annual Incentive Plan to executive officers ranging from 0.0% to 10.1% of their targeted amounts and from 0.0% to 3.02% of their base salaries. Payouts under the Annual Incentive Plan are reflected in the bonus column of the Summary Compensation Table on page 14.

          Long-Term Awards. Another significant component of executive compensation in 2001 was long-term awards under our Company's Stock Incentive Plan, which, as noted above, also was approved by the shareowners at the 1998 Annual Meeting. The Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock and performance units. In 2001, the Committee made awards of stock options and restricted stock. In making awards of stock option and restricted stock, the Committee considered numerous factors as discussed below and reviewed the expected value of long-term compensation payable to executives (other than Mr. Farrell) in the 50th percentile of the Electric Holding Company Survey Group and the 25th percentile of the General Industry Survey Group. The expected value of long-term compensation payable to the most senior level executives in the 25th percentile of the General Industry Survey Group was substantially higher than the expected value of long-term compensation payable to comparable executives in the 50th percentile of the Electric Holding Company Survey Group and substantially higher than the expected value of long-term compensation awarded by the Committee in the past to comparable executive officers at the Company. For other executive officers, the expected value of the long-term compensation in the 25th percentile of the General Industry Survey Group approximated or was below the expected value of long-term compensation payable to comparable executives in the 50th percentile of the Electric Holding Company Survey Group. While the Committee intends to continue to consider the long-term compensation payable to comparable executives in the 25th percentile of the General Industry Survey Group in awarding long-term compensation to the Company's executive officers, the Committee sought generally in 2001 to provide executive officers (other than Mr. Farrell) with an aggregate value of long-term compensation equal to the expected value of long-term incentives payable to executives in the 50th percentile of the Electric Holding Company Survey Group. The Committee sought to award Mr. Farrell with long-term compensation approximating the long-term incentives awarded to comparable executives in the 25th percentile of the General Industry Survey Group and the Enogex Survey Group, adjusted to avoid increasing Mr. Farrell's grant of long-term incentives in an amount not generally consistent with the increases granted to other senior executives.

          Stock options were granted to executive officers during the first quarter of 2001 at an exercise price equal to the fair market value at the date of the grant. The options have a 10 year term and vest over 3 years, with one-third of the options becoming exercisable at the end of each year. Since options were granted with an exercise price equal to the market value of our Common Stock at the time of grant, they provide no value unless our stock price increases after the options are granted. These awards are thus tied to stock price appreciation in excess of the stock's value at time of grant, rewarding executives as if they shared in the ownership of the Company. The number of shares subject to options for each executive officer was determined by taking the expected value to be provided in options, as determined above, and dividing that amount by the estimated current value of an option for our stock using a variation of the Black-Scholes Option Pricing methodology provided by an outside compensation consultant. This resulted in executive officers receiving stock options with an estimated value of approximately 16.7% to 83-1/3% of their 2001 base salaries.

          The restricted stock awards in 2001 under the Stock Incentive Plan were similar to the awards in prior years under the former Restricted Stock Plan. Each share of restricted stock is subject to a Restriction Period of three years during which the share is subject to forfeiture if the recipient of the share ceases to render substantial services to the Company or a subsidiary for any reason (other than death, disability or retirement) and during which the share may not be transferred.

          Awards of restricted stock under the Stock Incentive Plan made at the end of 2001 were based on the individual's performance during 2001. In evaluating an individual's performance, the committee considered individual job performance, experience and individual characteristics such as leadership and dedication, with no particular weight given to one factor over another. As noted above, the Committee also considered the long-term incentives awarded to similar executives by corporations in approximately the 50th percentile of the Electric Holding Company Survey Group (the 25th percentile of the General Industry Survey Group and the Enogex Survey Group for Mr. Farrell) and awarded restricted stock to executive officers having a value (based on the fair market value of the Company's Common Stock on the date of the award and discounted to reflect the risk of forfeiture) of approximately 6.25% to 36.25% of such executive officer's anticipated 2002 base salary.

          As in prior years, each share of restricted stock awarded in 2001 is subject to forfeiture during a Restriction Period. Moreover, as in prior years, the shares awarded in 2001 to all the executive officers contained a significant additional condition. Such officers generally will be entitled at the end of the Restriction Period of three years to keep the full amount of the shares awarded to them only if the Company during such period meets or exceeds a specific return on equity target as compared to the return on average equity for the approximately 67 electric and combination utility companies (including utility holding companies) as reported by the Bloomberg Financial News Services (the "Energy Supply Index") with the officer receiving fewer shares and possibly no shares depending on the Company's performance relative to the performance of the Companies in the Energy Supply Index. The Committee's rationale for this additional condition was to continue to reward past service and to align the officers' interests with those of our shareowners and, at the same time, to tie the restricted stock awards directly to long-term corporate performance. The amount of shares awarded in 2001 that an officer will ultimately receive will not be determined until the end of 2004. Prior awards of restricted stock or stock options were not considered by the Committee in making awards in 2001.

          CEO Compensation. The 2001 compensation for Mr. Moore consisted of the same components as the compensation for other executive officers. Mr. Moore's 2001 salary was increased from $575,000 to $650,000, effective January 1, 2001, and his 2001 targeted award under the Annual Incentive Plan was set at 60% of this base salary, which the Compensation Committee believed were appropriate levels based on his performance and his prior experience. As a result of 2001 corporate performance described above, he did not receive any payout under the Annual Incentive Plan. The awards of restricted stock and stock options made to Mr. Moore were based on his prior performance and a comparison of his award to the long-term compensation of other chief executive officers in the 50th percentile of the Electric Holding Company Survey Group. Consideration also was given to Mr. Moore's prior experience with the Company and OG&E, his demonstrated leadership skills and his positive reputation within the community and utility industry. Based on these factors, the Committee determined to grant Mr. Moore a restricted stock award having an approximate value (discounted to reflect the risk of forfeiture) at the date of its grant of 36.25% of his anticipated base salary for 2002 and stock options having an expected value of approximately 83 1/3% of his 2001 base salary. As was the case with respect to awards of restricted stock to other key officers, Mr. Moore's ultimate receipt of the shares awarded to him will be dependent upon the Company's achievement of specified return on equity targets during 2002, 2003 and 2004.

          Other Benefits.Virtually all of our employees, including executive officers, are eligible to participate in the Retirement Savings Plan and pension plan. Both the Retirement Savings Plan and pension plan have supplemental restoration plans that enable executive officers to receive the same benefits that they would have received in the absence of limitations imposed by the federal tax laws on contributions or payouts. In addition, a Supplemental Executive Retirement Plan (the "SERP"), which was adopted in 1993, offers attractive pension benefits to lateral hires. No officer participated in the SERP during 2001. The SERP is not expected to benefit present executive officers generally who remain employed by the Company or OG&E until age 65. In reviewing the benefits under the SERP, Retirement Savings Plan, pension plan and related restoration plans, the Committee sought in 2001 to provide participants with benefits at least commensurate with those offered by other utilities of comparable size. The restoration plans for the Retirement Savings Plan and pension plan contain provisions requiring their immediate funding in the event of certain mergers, consolidations or tender offers involving the Company.

          Conclusion. The Committee believes that our Company's executive compensation system serves the interests of the Company and our shareowners effectively. The Committee takes very seriously its responsibilities with respect to our executive compensation system. To this end, the Committee will continue to monitor and revise the compensation policies as necessary to ensure that our compensation system continues to meet the needs of the Company and our shareowners.

Compensation Committee

Luke R. Corbett, Chairman
Herbert H. Champlin, member
William E. Durrett, member
Martha W. Griffin, member
Hugh L. Hembree, III, member
Robert Kelley, member

SUMMARY COMPENSATION TABLE

          The following table provides information regarding compensation paid or to be paid by us or any of our subsidiaries to the Chief Executive Officer and four other most highly compensated executive officers for the past three years. To the extent the table shows zeros for other annual compensation or payouts under long-term incentive plans for a particular year, no amounts were required to be reported in such year or, in the case of other annual compensation, the amounts were below the threshold required for disclosure under the SEC's rules.

                                                                          Long Term Compensation
                                                                     --------------------------------
                                           Annual Compensation               Awards           Payouts
                                     ------------------------------  -----------------------  -------
                                                          Other       Restricted  Securities
                                                          Annual        Stock     Underlying    LTIP      All Other
Name and Principal                   Salary  Bonus(1)  Compensation    Awards(2)   Options/    Payouts  Compensation(3)
    Position                 Year      ($)     ($)         ($)           ($)        SAR(#)       ($)         ($)
------------------           ----    ------  -------- -------------   ----------  ----------  --------  ---------------

S.E. Moore, Chairman,        2001    650,000        0         0         297,478     104,700        0        55,215
  President and              2000    575,000  245,154         0         296,629      77,800        0        40,762
  Chief Executive Officer    1999    495,000   91,476         0         210,615      72,800        0        44,071

A.M. Strecker                2001    420,000        0         0         132,918      43,300        0        34,112
  Executive Vice President   2000    370,000  131,459         0         122,661      35,000        0        28,427
  and Chief Operating        1999    320,000   48,384         0          94,867      43,200        0        28,923
  Officer

R.A. Farrell                 2001    325,000    2,971         0          79,811      25,100        0        23,757
  President and              2000    280,000   81,138         0          71,181      20,800        0        14,263
  Chief Executive Officer    1999    230,000   60,950         0          56,392      25,400        0        12,289
  Enogex Inc.

J.R. Hatfield                2001    275,000    7,035         0          76,141      21,300        0        21,560
  Sr. Vice President and     2000    240,000   76,744         0          60,217      17,900        0        15,738
  Chief Financial Officer    1999    190,000   22,344         0          48,336      16,300        0         7,905

J.T. Coffman                 2001    235,000    4,379         0          44,198      18,200        0        22,580
  Sr. Vice President         2000    225,000   68,144         0          51,455      16,700        0        20,625
  Power Supply               1999    190,000   22,344         0          45,315      16,300        0        10,659

(1)       As explained on page 11, amounts in this column reflect  payouts under the Annual Incentive Compensation Plan.
(2)       Amounts  in this  column  reflect  the  market  value of the shares of
          Restricted  Stock awarded under the Stock Incentive Plan, based on the closing price of the CompanyOs  Common Stock on the date the award was made.  The number of shares  awarded in 2001,  2000,  and 1999, was as follows:  (i) Mr. Moore,  12,889  shares,  11,985  shares,  and 11,085 shares,  respectively;  (ii) Mr. Strecker, 5,759 shares, 4,956 shares, and 4,993 shares, respectively; (iii) Mr. Farrell, 3,458 shares, 2,876 shares,  and 2,968  shares,  respectively;  (iv) Mr.  Hatfield,  3,299 shares,  2,433  shares,  and 2,544 shares,  respectively;  and (v) Mr.
          Coffman,  1,917 shares, 2,079 shares, and 2,385 shares,  respectively.
          In the absence of death,  disability or normal retirement,  the shares awarded to these individuals are subject to forfeiture for three years with the amount the recipient ultimately receives dependent on Company performance. The total number of shares and market value of Restricted
          Stock held by each of the named  individuals  as of December 31, 2001, were as follows:  Mr. Moore,  39,840 shares,  $919,507;  Mr. Strecker,
          18,008 shares,  $415,625;  Mr. Farrell,  10,654 shares,  $245,894; Mr.
          Hatfield,  9,145  shares,  $211,066;  and Mr.  Coffman,  7,248 shares,
          $167,284.  Dividends  are paid to these  individuals  on the shares of
          Restricted Stock owned by them.
(3)       Amounts in this column for 2001 reflect:  (i) for Mr.  Moore,  $40,282
          (Retirement  Savings Plan and Deferred  Compensation Plan) and $14,933
          (insurance  premiums);  (ii)  for Mr.  Strecker,  $24,816  (Retirement
          Savings Plan and  Deferred  Compensation  Plan) and $9,296  (insurance premiums); (iii) for Mr. Farrell, $12,184 (Retirement Savings Plan and
          Deferred Compensation Plan) and $11,573 (insurance premiums); (iv) for
          Mr.   Hatfield,   $10,552   (Retirement   Savings  Plan  and  Deferred
          Compensation Plan) and $11,008 (insurance  premiums);  and (v) for Mr.
          Coffman,  $13,642 (Retirement  Savings Plan and Deferred  Compensation
          Plan) and $8,938 (insurance  premiums).  A significant  portion of the insurance  premiums reported for each of these individuals is for life insurance policies and such premiums are recovered by the Company from the proceeds of the policies.

OPTIONS AND STOCK APPRECIATION RIGHTS (SARs)

          The following table indicates for each of the named executives (i) the extent to which the Company used stock options and SARs for executive compensation purposes in 2001 and (ii) the potential value of such options and SARs as determined pursuant to the SEC rules.

Options and SARs Granted in 2001

                                                                                 Potential Realizable Value
                                                                                  at Assumed Annual Rates
                                                                                       of Stock Price
       Individual Grants                                                        Appreciation for Option Term
    -----------------------                                                     ----------------------------

    (a)              (b)                 (c)               (d)            (e)          (f)           (g)

                                  % of Total Options
                                 and SARs Granted to    Exercise or
                 Options/SARs         Employees         Base Price     Expiration
    Name          Granted(1)#          in 2001           ($/Share)        Date       5%($)(2)     10%($)(2)
    ----         ------------    -------------------    -----------    ----------    --------    ----------

S.E. Moore          104,700             24.51             $22.50        1/17/11    $1,481,519    $3,754,459
A.M. Strecker        43,300             10.14             $22.50        1/17/11       612,701     1,552,704
R.A. Farrell         25,100              5.88             $22.50        1/17/11       355,168       900,066
J.R. Hatfield        21,300              4.99             $22.50        1/17/11       301,398       763,801
J.T. Coffman         18,200              4.26             $22.50        1/17/11       257,532       652,638

(1)       Options  were  granted on January 17, 2001 and become  exercisable  in one-third  annual  installments  beginning  one year  from the date of grant. No SARs were awarded for 2001.

(2)       The hypothetical  potential  appreciation shown in columns (f) and (g)
          for the named  executives is required by the SEC rules. The amounts in these columns do not represent  either the  historical or  anticipated future level of appreciation of our Common Stock.

          The following table indicates for each of the named executives the number and value of exercisable and unexercisable options and SARs as of December 31, 2001.

Aggregated Option and SAR Exercises in 2001
and FY-End Option/SAR Value

         (a)                    (b)               (c)                   (d)                               (e)

                                                                Number of Unexercised        Value of Unexercised In-the-
                                                            Options and SARs at 12/31/01       Money Options and SARs at
                         Shares Acquired on    Realized        (#) - Exercisable (ex)/      12/31/01 ($) - Exercisable (ex)/
        Name                Exercise (#)       Value ($)         Unexercisable (unex)            Unexercisable (unex) *
        ----                ------------       ---------    ----------------------------    --------------------------------

     S.E. Moore                 N/A               N/A              178,466    (ex)                 $125,256    (ex)
                                                                   180,834  (unex)                  311,244  (unex)

     A.M. Strecker              N/A               N/A               81,866    (ex)                   56,347    (ex)
                                                                    81,034  (unex)                  137,817  (unex)

     R.A. Farrell               N/A               N/A               48,666    (ex)                   33,486    (ex)
                                                                    47,434  (unex)                   81,536  (unex)

     J.R. Hatfield              N/A               N/A               29,232    (ex)                   28,816    (ex)
                                                                    38,668  (unex)                   69,995  (unex)

     J.T. Coffman               N/A               N/A               28,832    (ex)                   26,884    (ex)
                                                                    34,768  (unex)                   64,333  (unex)

*         Share price on December 31, 2001 was $23.08.  Options vest over 3 years with one-third becoming exercisable  at  the  end  of  each  year.  Unexercisable options were granted on January 20, 1999 at a price of $28.75, January 19, 2000 at a price of $18.25, and January 17, 2001 at a price of
          $22.50. No SARs were granted in 2001.

PENSION PLAN TABLE

          The Company and OG&E maintain a qualified non-contributory pension plan (the "Retirement Plan") covering all employees who have completed one year's service. Subject to limitations imposed by the Employee Retirement Income Security Act of 1974 ("ERISA"), benefits payable under the Retirement Plan are based upon (i) the average of the five highest consecutive years of cash compensation (which for the executives named in the Summary Compensation Table prior to 1993 consisted solely of salaries and for subsequent years consists of salary and bonus) during an employee's last ten years prior to retirement and (ii) length of service. Social Security benefits are deducted in determining benefits payable under the Retirement Plan. Compensation covered by the Retirement Plan includes salaries, bonuses and overtime pay. As indicated in the Report of the Compensation Committee, the Board approved changes to the Retirement Plan. Previously, benefits were reduced for each year prior to age 62 that an employee retired and were significantly reduced for retirement prior to age 55. The changes adopted in 2000 included: (i) elimination of the significant reduction for employees electing to retire before age 55, (ii) the addition of an alternative method of computing the reduction in benefits for an employee retiring prior to age 62, which alternative method is based on years of service and age with an employee whose age and years of service total or exceed 80 at the time of retirement receiving no reduction in the benefits payable under the plan, and (iii) the ability of an employee at time of retirement to receive, in lieu of an annuity, a lump-sum payment equal to the present value of the annuity. Also, for employees hired after January 31, 2000, the pension plan will be a cash balance plan, under which the Company annually will contribute to the employee's account an amount equal to 5% of the employee's annual compensation plus accrued interest. Employees hired prior to February 1, 2000 receive the greater of the cash balance formula or final average compensation formula. Retirement benefits are payable to participants upon normal retirement (at or after age 65) or early retirement (at or after attaining age 55 and completing five or more years of service), to former employees after reaching retirement age who have completed five or more years of service before terminating their employment and to participants after reaching retirement age upon total and permanent disability. As indicated above, the benefits payable under the Plan are subject to maximum limitations under ERISA. Should benefits for a participant at the time of retirement exceed the then permissible limits of ERISA, the Retirement Restoration Plan will provide benefits through a lump-sum distribution actuarially equivalent to the amounts that would have been payable to such participant annually under the Retirement Plan but for the ERISA limits. The Company and OG&E fund the estimated benefits payable under the Retirement Restoration Plan through contributions to a trust for the benefit of those employees who will be entitled to receive payments under the Retirement Restoration Plan.

          The following table sets forth the estimated annual benefits payable upon normal retirement under the Retirement Plan and Retirement Restoration Plan to persons in the compensation classification specified.

   Average                               Years of Service at Retirement
 Compensation  --------------------------------------------------------------------------------
5 Highest Years    10        15        20        25        30        35        40        45
===============================================================================================

$  100,000    $ 13,008   $ 19,512  $ 26,016  $ 32,520  $ 39,024  $ 45,528  $ 52,032  $ 58,536
   125,000      16,758     25,137    33,516    41,895    50,274    58,653    67,032    75,411
   150,000      20,508     30,762    41,016    51,270    61,524    71,778    82,032    92,286
   175,000      24,258     36,387    48,516    60,645    72,774    84,903    97,032   109,161
   200,000      28,008     42,012    56,016    70,020    84,024    98,028   112,032   126,036
   225,000      31,758     47,637    63,516    79,395    95,274   111,153   127,032   142,911
   250,000      35,508     53,262    71,016    88,770   106,524   124,278   142,032   159,786
   300,000      43,008     64,512    86,016   107,520   129,024   150,528   172,032   193,536
   350,000      50,508     75,762   101,016   126,270   151,524   176,778   202,032   227,286
   400,000      58,008     87,012   116,016   145,020   174,024   203,028   232,032   261,036
   450,000      65,508     98,262   131,016   163,770   196,524   229,278   262,032   294,786
   500,000      73,008    109,512   146,016   182,520   219,024   255,528   292,032   328,536
   550,000      80,508    120,762   161,016   201,270   241,524   281,778   322,032   362,286
   600,000      88,008    132,012   176,016   220,020   264,024   308,028   352,032   396,036
   650,000      95,508    143,262   191,016   238,770   286,524   334,278   382,032   429,786
   700,000     103,008    154,512   206,016   257,520   309,024   360,528   412,032   463,536
   750,000     110,508    165,762   221,016   276,270   331,524   387,778   442,032   497,286
   800,000     118,008    177,012   236,016   295,020   354,024   413,028   472,032   531,036
   850,000     125,508    188,262   251,016   313,770   376,524   439,278   502,032   564,786
   900,000     133,008    199,512   266,016   332,520   399,024   465,528   532,032   598,536
   950,000     140,508    210,762   281,016   351,270   421,524   491,778   562,032   632,286
 1,000,000     148,008    222,012   296,016   370,020   444,024   518,028   592,032   666,036

          As of December 31, 2001, the credited years of service for the individuals listed in the Summary Compensation Table on page 14 are as follows: S. E. Moore - 27 years; A. M. Strecker - 30 years; R.A. Farrell - 12 years; J. R. Hatfield - 7 years and J. T. Coffman - 31 years.

          In 1993, OG&E adopted a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded supplemental plan that is not subject to the benefits limit imposed by ERISA. The plan generally provides for an annual retirement benefit at age 65 equal to 65% of the participant's average cash compensation during his or her final 36 months of employment, reduced by Social Security benefits, by amounts payable under the Retirement and Restoration Plans described above and by amounts received under pension plans from other employers. For a participant in the SERP who retires before age 65, the 65% benefit is reduced, with the reduction being 1% per year for ages 62 through 64, an additional 2% per year for ages 60 through 61, an additional 4% per year for ages 58 through 59 and an additional 6% per year for ages 55 through 57, so that a participant retiring at age 55 would receive 32% of his average cash compensation during his final 36 months, reduced by the deductions set forth above. No employee participated in the SERP during 2001. If selected to participate, none of the individuals listed in the Summary Compensation Table on page 14 is expected to receive benefits under the SERP at normal retirement as the benefits payable to such individuals under the Retirement and Restoration Plans are expected to exceed the benefits payable under the SERP.

CHANGE OF CONTROL ARRANGEMENTS

          The Company and OG&E have entered into employment agreements with each officer of the Company and OG&E. Under the agreements, the officer is to remain an employee for a three-year period following a change of control of the Company (the "Employment Period"). During the Employment Period, the officer is entitled to (i) an annual base salary in an amount at least equal to his or her base salary prior to the change of control, (ii) an annual bonus in an amount at least equal to his or her highest bonus in the three years prior to the change of control, and (iii) continued participation in the incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and provision of fringe benefits to the extent paid or provided to (a) such officer prior to the change of control or (b) other peer executives of the Company.

          If, during the Employment Period, the officer's employment is terminated by the employer for reasons other than cause or disability or by such officer due to a change in employment responsibilities, the officer is entitled to the following payments: (i) all accrued and unpaid compensation and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and (b) highest recent annual bonus. The officer also is entitled to continued welfare benefits for three years and outplacement services. If the payment of the foregoing benefits, when taken together with any other payments to the officer, would result in the imposition of the excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, then the severance benefits will be reduced if such reduction results in a greater after-tax payment to the officer. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination. A change of control encompasses certain mergers and acquisitions, changes in Board membership and acquisition of securities of the Company.

COMPANY STOCK PERFORMANCE

          The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Dow Jones US Total Market Index and the Dow Jones Electric Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was 100 at December 31, 1996, and that all dividends were reinvested.

                               [Graph]

                           OGE          Dow Jones          Dow Jones
 Measurement Period       Energy       US Electric         US Total
(Fiscal Year Covered)      Corp.     Utilities Index     Market Index
---------------------     ------     ---------------     ------------
        1996               100             100               100
        1997               139             129               132
        1998               155             148               165
        1999               107             126               202
        2000               147             200               183
        2001               148             159               161

SECURITY OWNERSHIP

          The following table shows the number of shares of the Company's Common Stock beneficially owned on March 1, 2002, by each Director, by each of the Executive Officers named in the compensation table on page 14, and by all Executive Officers and Directors as a group:

                                              Number of Common Shares(1) (2) (3)

      Herbert H. Champlin                                  28,156
      Luke R. Corbett                                      12,480
      William E. Durrett                                   15,763
      Martha W. Griffin                                    15,979
      H. L. Hembree, III                                   53,162
      Robert Kelley                                        14,490
      Ronald H. White                                      19,011
      J.D. Williams                                         7,311
      S.E. Moore                                          368,826
      A.M. Strecker                                       192,165
      R.A. Farrell                                         94,036
      J.R. Hatfield                                        67,287
      J.T. Coffman                                         68,878

      All Executive Officers and                        1,224,605
      Directors as a group
      (22 persons)

(1)  Ownership by each executive officer is less than .47% of the class, by each director  other than Mr.  Moore is less than .07% of the class and, for all executive  officers  and  directors  as a group,  is less than 1.57% of the class.  Amounts shown include shares for which,  in certain  instances,  an individual has disclaimed beneficial interest.  Amounts shown for executive officers include 979,875 shares of Common Stock representing their interest
     in  shares  held  under  the   Company's   Retirement   Savings  Plan,
     Officer's  Deferred  Compensation  Plan, and Stock  Incentive Plan for
     which in certain instances they have voting power but not investment power.

(2)  Amounts shown for Messrs.  Champlin,  Corbett,  Durrett,  Hembree,  Kelley,
     White, and Williams and for Mrs. Griffin include,  25,730;  11,864; 11,070;
     33,973;  13,157;  16,678; 719; and 9,986 common stock units,  respectively, under the Directors'; Deferred Compensation Plan.

(3)  Includes shares subject to stock options  granted under the  Company's
     Stock Incentive Plan,  exercisable  within 60 days following March 1, 2002, as follows:  each  non-officer  director,  333 shares;  Mr. Moore,  263,566 shares;  Mr.  Strecker,  122,366 shares;  Mr. Farrell,  72,432 shares;  Mr.
     Hatfield, 47,733 shares; and Mr. Coffman, 45,599 shares.

          The information on share ownership is based on information furnished to us by the individuals listed above and all shares listed are beneficially owned by the individuals or by members of their immediate family unless otherwise indicated.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

          Under federal securities laws, our directors and executive officers are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common stock and subsequent acquisitions, dispositions or other transfers of interest in such securities. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. To our knowledge, all of our directors and officers subject to such reporting obligations have satisfied their reporting obligations in full for 2001.

RELATIONSHIP WITH INDEPENDENT
PUBLIC ACCOUNTANTS

          During 2001, the Company and Oklahoma Gas and Electric Company engaged Arthur Andersen LLP as its independent public accountants. The Board of Directors appointed Arthur Andersen LLP in September 2001 as the independent public accountants for the Company and OG&E for 2002. The Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of the Company and its shareholders. Representatives of the independent public accountants for the Company will be present at the Annual Meeting of Shareowners and will have the opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from shareowners at the meeting.

SHAREOWNER PROPOSALS

          Any shareowner proposal intended to be included in the proxy statement for the Annual Meeting in 2003 must be received by the Company on or before December 5, 2002. Proposals received by that date, deemed to be proper for consideration at the Annual Meeting and otherwise conforming to the rules of the Securities and Exchange Commission, will be included in the 2003 proxy statement.

          If you intend to submit a shareowner proposal for consideration at the Annual Meeting, but do not want it included in the proxy statement, you must follow the procedures established by our By-laws. These procedures require that you notify us in writing of your proposal. Your notice must be received by the Secretary at least 90 days prior to the meeting and must contain the following information:

  a brief description of the business you desire to bring before the Annual Meeting and your reasons for conducting such business at the Annual Meeting your name and address

  the number of shares of Common Stock which you beneficially own any material interest you may have in the business being proposed.

LOCATION OF THE OMNIPLEX

East Bound or West Bound I-44
Exit to Martin L. King Ave., continuing
southerly approximately 1 mile. Proceed south
of Remington Place Street approximately 1/8
mile, turn left to the Omniplex.

[MAP]

North Bound or South Bound I-35
Exit right at "Exit 132A" to N.E. 50th Street.
Turn onto N.E. 50th St., continue in a westerly
direction approximately 1 mile to Gate 1, Remington
Park Racetrack, turn left to the Omniplex.

                                                                OGE ENERGY CORP.
                                                   Annual Meeting of Shareowners
          [LOGO]                                                    May 16, 2002

P         The undersigned hereby appoints Steven E. Moore,  Herbert H. Champlin, and H.L.  Hembree  III,  and each of them  severally,  with  full  power of
R    substitution  and with full power to act with or without the other,  as the proxies of the  undersigned to represent and to vote all shares of stock of
O    OGE Energy Corp.  held of record by the  undersigned  on March 18, 2002, at the Company's Annual Meeting of Shareowners to be held on May 16, 2002, and
X    at all adjournments thereof, on all matters coming before said meeting.

Y    THIS PROXY,  WHICH IS  SOLICITED  BY THE BOARD OF  DIRECTORS,  WILL BE
     VOTED AS DIRECTED.  IF NO  DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR
     THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS
     PROXY CARD.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW.  EACH JOINT OWNER SHOULD SIGN. ATTORNEY,     Please mark your votes as   /X/
EXECUTOR,  ADMINISTRATOR,  TRUSTEE OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD         indicated in this example
GIVE THEIR FULL TITLES.

------------------------------------------------------------------------------------------------------------------------------------
The Board recommends a vote FOR the election as directors of the nominees named below.
------------------------------------------------------------------------------------------------------------------------------------
1. Election of Directors:                                                        2. In their discretion, the proxies are  authorized
   NOMINEES:                    FOR all NOMINEES / /     WITHHOLD AUTHORITY / /     to vote upon such other business as may properly
   01 Herbert H. Champlin;    (list exceptions below)   to vote for all nominees.   come before the meeting.
   02 Martha W. Griffin;
   and 03 Ronald H. White,M.D.
                                                                                    DISCONTINUE MAILING  / /  I WILL ATTEND THE / /
                                                                                    OF DUPLICATE ANNUAL       ANNUAL MEETING.
                                                                                    REPORT

--------------------------------------------------------------------------------------------
Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line above.
------------------------------------------------------------------------------------------------------------------------------------

X                                                 /      /2002      X                                                   /      /2002
--------------------------------------------------------------      ----------------------------------------------------------------
             Signature of Shareowner                Date                         Signature of Shareowner                  Date

OGE ENERGY CORP.               Admission Ticket
321 North Harvey Avenue      RETAIN FOR ADMITTANCE
Oklahoma City, OK 73102

                               Annual Meeting of
                          OGE Energy Corp. Shareowners
                        Thursday, May 16, 2002 10:00 a.m.
                                   Omniplex
                           2100 Northeast 52nd Street
                            Oklahoma City, Oklahoma

         LOCATION OF THE OMNIPLEX

East Bound or West Bound I-44

Exit to Martin L. King Ave., continuing southerly
approximately 1 mile.  Proceed south of Remington Place
Street approximately 1/8 mile, turn left to the Omniplex.

                                                                          {MAP}

North Bound or South Bound I-35

Exit right at "Exit 132A" to N.E. 50th Street, Turn onto N.E.
50th St., continue in a westerly direction approximately 1
mile to gate 1, Remington Park Racetrack, turn left to the
Omniplex.

                                         YOUR VOTE IS IMPORTANT
                                      VOTE BY INTERNET / TELEPHONE
                                      24 HOURS A DAY, 7 DAYS A WEEK

           INTERNET                         TELEPHONE                             MAIL
           --------                         ---------                             ----
      www.eproxy.com/oge                 1-800-435-6710

o Go to the website address listed      o Use any touch-tone telephone.     o Mark, sign and date your proxy
  above.                                o Have your proxy card ready.         card.
o Have your proxy card ready.       OR  o Enter your Control Number     OR  o Detach your proxy card.
o Enter your Control Number               located in the box below.         o Return your proxy card in the
  located in the box below.             o Follow the simple recorded          postage-paid envelope provided.
o Follow the simple instructions          instructions.
  that appear on your computer
  screen.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                  CALL TOLL-FREE TO VOTE
                                      1-800-435-6710

NOTE: If you vote by telephone or Internet, THERE IS NO NEED TO MAIL BACK your
      PROXY CARD.

      The Internet and Telephone voting facilities will close at 4:00 p.m. E.S.T.
      on May 15, 2002.

                                   THANK YOU FOR VOTING.

                  OGE ENERGY CORP.  P.O. BOX 321
                                    Oklahoma City, OK 73101-0321
                                    405-553-3000
                                    www.oge.com

OGE ENERGY CORP.
[LOGO]

April 4, 2002

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

          On behalf of OGE Energy Corp., enclosed for electronic filing, pursuant to Rule 14a-6(b), is a definitive copy of the proxy solicitation material relating to the Annual Meeting of Shareowners of the Company to be held on May 16, 2002.

          Please note that copies of the proxy solicitation material are this day being sent to the New York and Pacific Stock Exchanges in accordance with Rule 14a-6(b).

          The Company intends to commence mailing the foregoing material to its shareowners on approximately April 4, 2002, and to complete the same as soon as possible.

Sincerely,

/s/Irma B. Elliott
Irma B. Elliott
Vice President and
Corporate Secretary

Enclosure